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                                                                  EXHIBIT 14(a)

                        INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
AIM Funds Group

We consent to the use of our report on AIM Income Fund (a portfolio of AIM Funds Group) dated February 3, 1995 included herein and to the references to our firm under the headings "Financial Information" in the Prospectus and "Audit Reports" in the Statement of Additional Information.


                                              KPMG Peat Marwick LLP

                                          /s/ KPMG Peat Marwick LLP

Houston, Texas
December 28, 1995